Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Elizabeth Arden, Inc. on Form S-8 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Elizabeth Arden, Inc. for the year ended January 31, 2001.



/s/ Deloitte & Touche LLP

Certified Public Accountants
Miami, Florida
October 5, 2001